EXHIBIT 99.1

Contacts: (Media) Elise Eberwein
480/693-5574

(Investors) Derek Kerr
480/693-5710

FOR IMMEDIATE RELEASE:    Wednesday, April 20, 2005

AMERICA WEST REPORTS FIRST QUARTER RESULTS

Highlights include:

•	Net income for the Company’s first quarter 2005 was $33.6 million or $0.62 per diluted share versus a net loss of $1.6 million or $0.04 per diluted share for the first quarter 2004. The 2005 results include a net unrealized gain of $48.9 million associated with the Company’s fuel hedging transactions and other special items. Excluding special items, first quarter 2005 net loss would have been $10.8 million or $0.30 per diluted share.

•	A 7.8 percent increase in passenger revenue per available seat mile (RASM) for first quarter 2005 compared to the same period last year.

•	Operating cost per available seat mile (CASM) excluding special items increased 9.1 percent to 8.29 cents from 7.60 cents from the same period last year, primarily driven by a 27.6 percent increase in net fuel price.

•	Total cash, cash equivalents, short-term investments, investments in debt securities and restricted cash at the end of the Company’s first quarter 2005 was $345.3 million, of which $253.7 million was unrestricted.

PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc., today reported first quarter 2005 net income of $33.6 million or $0.62 per diluted share versus a net loss of $1.6 million or $0.04 per share in the same quarter in 2004. The Company’s first quarter 2005 results include a net gain of $60.5 million associated with the Company’s fuel hedging transactions. Of this amount, $11.6 million was net realized gains on settled hedge transactions during the first quarter. The remaining amount, $48.9 million, was unrealized gains resulting from the application of mark-to-market accounting for changes in the fair value of the Company’s investments in fuel hedging instruments. The airline’s first quarter 2005 results also include special charges of $800,000 related to the write-down of deferred aircraft rent payments associated with the return of one Boeing 737-200 aircraft and a $3.7 million loss on the sale and leaseback of one new Airbus 320 aircraft acquired during the first quarter 2005. Excluding special items, which include the $48.9 million unrealized gain, the first quarter 2005 net loss would have been $10.8 million or $0.30 per diluted share.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.

Chairman and CEO Doug Parker stated, “Although our first quarter results continue to reflect the impact of high fuel prices, we are extremely pleased with our performance relative to our competitors. In particular, our nearly eight percent increase in unit revenues during the first quarter was well in excess of the industry average and reflects growth in demand for our low-fare, high quality product. Notably, our unit revenue performance during the quarter was primarily driven by a record load factor and

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America West Holding Corporation
First Quarter 2005 Financial Results / 2

this was achieved without any significant drop in yield. We expect our unit revenues for the second quarter to increase versus 2004 at a rate similar to the 7.8 percent increase reported for the first quarter.

“Our employees are doing an excellent job of providing great customer service to record numbers of passengers. During the quarter, our 13,500 employees continued to focus on running a great airline, and we ended our first quarter with one of the best operational reliability months in America West’s history. These positive trends are continuing into the second quarter.”

Revenue and Cost Performance

The airline’s total first quarter 2005 operating revenues increased 11.3 percent to $722.6 million from the same period last year. Revenue passenger miles (RPMs) during the first quarter increased 6.9 percent to a record 5.7 billion on 0.7 percent fewer available seat miles (ASMs), which totaled 7.3 billion. This resulted in a record first quarter 2005 load factor of 77.7 percent, an increase of 5.5 points from the same period last year. The airline’s passenger revenue per available seat mile (RASM) during the first quarter 2005 increased 7.8 percent to 7.88 cents.

The airline’s operating costs per available seat mile (CASM) during the first quarter 2005 increased 0.8 percent to 7.68 cents on 0.7 percent less capacity. Operating cost per available seat mile (CASM) excluding special items increased 9.1 percent to 8.29 cents from 7.60 cents from the same period last year, primarily driven by a 27.6 percent increase in net fuel price. Excluding fuel, special items and realized gains on fuel hedging instruments, CASM increased 4.6 percent to 6.37 cents from 6.09 cents from the same period last year.

Chief Financial Officer Derek Kerr said, “The increase in CASM was driven by the decline in capacity, which was not met with a commensurate reduction in costs. Other factors contributing to the increase in CASM were record high fuel prices, and an increase in benefit-related expenses including defined contribution plan payments that our pilots became eligible for on Jan. 1, 2005.”

Liquidity

As of March 31, 2005, the airline had $345.3 million in total cash, cash equivalents, short-term investments, investments in debt securities and restricted cash, of which $253.7 million was unrestricted. During the first quarter 2005, the Company paid down $86.2 million of debt. This includes the Company’s third principal payment associated with its Air Transportation Stabilization Board (ATSB) loan of $42.9 million, and the redemption of all of the Company’s outstanding 10.75 percent senior unsecured notes, which required a payment of $41.3 million to extinguish the debt. The Company also made its annual guarantee fee payment associated with the ATSB loan of $24.1 million.

Additional Marketing/Business Developments

During the first quarter 2005, America West Airlines:

•	Announced a new code-share agreement with Qantas Airways through Phoenix, Ariz. and Edmonton, Canada.

•	Added new service to two new markets and additional frequencies in four markets at the airline’s Las Vegas hub.

•	Added a sixth airline to its e-ticketing agreements.

•	Added a sixth continent through an agreement with Hawaiian Airlines that will allow FlightFund members to reach Australia.

•	Received U.S. Department of Transportation (DOT) antitrust immunity for its alliance with code-share partner Royal Jordanian.

Changes in Hedge Accounting and Method of Reporting America West Express Results
The Company is required to use mark-to-market accounting as its fuel hedging instruments do not meet the requirements for hedge accounting as established by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” If these instruments had qualified for hedge accounting treatment, any unrealized gains or losses, including the $48.9 million gain

America West Holding Corporation
First Quarter 2005 Financial Results / 3

recognized in the first quarter, would be deferred in other comprehensive income, a subset of stockholders’ equity, until the fuel is purchased and the underlying derivative instrument (hedge) is settled. Given the market volatility of jet fuel, the fair value of these fuel hedging instruments is expected to change until settled.

Effective with the airline’s March 2005 quarter, the airline has changed its method of reporting for America West Express operations, operated by Mesa Airlines under an alliance agreement, from a net basis to a gross basis of presentation. Using the gross basis of presentation, the passenger revenues and operating expenses associated with the airline’s Express agreement are reported gross (i.e., as “operating revenues—express” and “operating expenses—express expenses”) in the Condensed Consolidated Statements of Operations. The operating margin that results from using the gross basis of presentation for Express revenues and expenses does not include any beyond contribution passenger revenue generated by feed into the airline’s mainline operations from Express flights. Overall, the Mesa alliance agreement adds to the total profitability of America West Airlines. Under the prior method, the net basis of presentation, Express passenger revenues and the associated operating expenses were netted and classified in “operating revenues—other.” Prior period amounts have been reclassified to be consistent with the first quarter 2005 presentation. These reclassifications did not impact the airline’s operating income or net income (loss) for each period presented.

Analyst Conference Call/Webcast Details
America West will conduct a live audio webcast of its earnings call today at 1:00 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. A replay of today’s call will be available in the Public/Investor Relations portion of the airline’s Web site through May 20, 2005.

America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier with 13,500 employees serving 60,000 customers a day in 95 destinations in the U.S., Canada, Mexico and Costa Rica.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. These forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “intend,” “plan,” “predict,” and similar terms used in connection with statements regarding our outlook, our expectations for second quarter revenues and the RASM environment. The risks and uncertainties relating to forward-looking statements include, but are not limited to, the duration and extent of general economic conditions; the impact of global instability caused by military actions, terrorism, disease outbreaks and natural disasters and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our flexibility in responding to industry conditions due ot high fixed costs and restrictions imposed by our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Financial Tables to Follow

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First Quarter 2005 Financial Results / 4

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2005	March 31, 2004	Change
Operating revenues:
Passenger	$575,413	$537,333	7.1
Express	103,356	72,651	42.3
Cargo	8,644	6,903	25.2
Other	35,399	32,440	9.1

Total operating revenues	722,812	649,327	11.3

Operating expenses:
Salaries and related costs	175,148	166,275	5.3
Aircraft rental	76,837	75,185	2.2
Rentals and landing fees	41,539	41,241	0.7
Aircraft fuel	151,863	114,212	33.0
Loss (gain) on fuel hedging instruments, net:
Realized	(11,535)	(2,900)	—
Unrealized	(48,948)	2,496	—
Agency commissions	5,554	6,750	(17.7)
Aircraft maintenance materials and repairs	47,988	50,054	(4.1)
Depreciation and amortization	11,860	13,791	(14.0)
Special charges, net	811	(600)	—
Express expenses	110,826	73,302	51.2
Other	110,791	94,432	17.3

Total operating expenses	672,734	634,238	6.1

Operating income	50,078	15,089	—

Nonoperating income (expenses):
Interest income	1,899	1,518	25.1
Interest expense, net	(18,979)	(19,752)	(3.9)
Gain on disposition of property and equipment	94	642	(85.4)
Other, net	484	940	(48.5)

Total nonoperating income (expenses), net	(16,502)	(16,652)	—

Income (loss) before income tax expense	33,576	(1,563)	—

Income tax expense	—	—	—

Net income (loss)	$33,576	$(1,563)	—

Income (loss) per share:
Basic	$0.93	$(0.04)	—

Diluted	$0.62	$(0.04)	—

Shares used for computation:
Basic	36,152	35,851	0.8

Diluted	62,372	35,851	74.0

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First Quarter 2005 Financial Results / 5

America West Airlines, Inc.
Consolidated Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2005	March 31, 2004	Change
Operating revenues:
Passenger	$575,413	$537,333	7.1
Express	103,356	72,651	42.3
Cargo	8,644	6,903	25.2
Other	35,229	32,270	9.2

Total operating revenues	722,642	649,157	11.3

Operating expenses:
Salaries and related costs	174,853	165,929	5.4
Aircraft rental	76,837	75,185	2.2
Rentals and landing fees	41,539	41,241	0.7
Aircraft fuel	151,863	114,212	33.0
Loss (gain) on fuel hedging instruments, net:
Realized	(11,535)	(2,900)	—
Unrealized	(48,948)	2,496	—
Agency commissions	5,554	6,750	(17.7)
Aircraft maintenance materials and repairs	47,988	50,054	(4.1)
Depreciation and amortization	11,860	13,791	(14.0)
Special charges, net	811	(600)	—
Express expenses	110,826	73,302	51.2
Other	110,049	93,812	17.3

Total operating expenses	671,697	633,272	6.1

Operating income	50,945	15,885	—

Nonoperating income (expenses):
Interest income	3,464	3,201	8.2
Interest expense, net	(20,670)	(21,462)	(3.7)
Gain on disposition of property and equipment	94	642	(85.4)
Other, net	484	940	(48.5)

Total nonoperating income (expenses), net	(16,628)	(16,679)	—

Income (loss) before income tax expense	34,317	(794)	—
Income tax expense	—	—	—

Net income (loss)	$34,317	$(794)	—

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First Quarter 2005 Financial Results / 6

America West Airlines, Inc.
Mainline Operating Statistics
(Excluding Express Operations)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2005	March 31, 2004	Change
Revenue passenger miles (in millions)	5,671	5,306	6.9
Available seat miles (ASM) (in millions)	7,301	7,352	(0.7)
Passenger load factor (percent)	77.7	72.2	5.5	pts
Yield per revenue passenger mile (cents)	10.15	10.13	0.2
Passenger revenue per ASM (cents)	7.88	7.31	7.8
Total revenue per available seat mile (cents)	8.48	7.84	8.2
Passenger enplanements (in thousands)	5,172	4,897	5.6
Aircraft (end of period)	138	138	—
Average daily aircraft utilization (hours)	11.0	10.8	1.9
Block hours	136,497	136,678	(0.1)
Average stage length (miles)	1,022	1,037	(1.4)
Average passenger journey (miles)	1,624	1,594	1.9
Fuel consumption (gallons in millions)	107.2	108.5	(1.2)
Average fuel price (cents per gallon)	141.7	105.3	34.6
Average fuel price including realized gains on fuel hedging instruments, net (cents)	130.9	102.6	27.6
Average number of full-time equivalent employees	11,869	11,827	0.4
Operating cost per ASM (cents)	7.68	7.62	0.8
Operating cost per ASM excluding special items (cents)	8.29	7.60	9.1
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.37	6.09	4.6

The Company is using the term mainline to reflect operating statistics and financial measures associated with aircraft operated by America West.

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First Quarter 2005 Financial Results / 7

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel and gains and losses on fuel hedging instruments is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Net Income (Loss) Excluding Special Items

	3 Months Ended	3 Months Ended
	March 31, 2005	March 31, 2004
	(in millions except per share amounts)
Net income (loss) as reported	$33.6	$(1.6)
Special Items:
Special charges (1)	0.8	—
Revision of estimated special charges (2)	—	(0.6)
Loss on aircraft sale leaseback transaction (3)	3.7	—
Unrealized (gain) loss on fuel hedging instruments, net (4)	(48.9)	2.5

Net income (loss), as adjusted for special items	$(10.8)	$0.3

Basic income (loss) per share	$0.93	$(0.04)
Special Items:
Special charges	0.02	—
Revision of estimated special charges	—	(0.02)
Loss on aircraft sale leaseback transaction	0.10	—
Unrealized (gain) loss on fuel hedging instruments, net	(1.35)	0.07

Basic income (loss) per share, as adjusted for special items	$(0.30)	$0.01

Diluted income (loss) per share	$0.93	$(0.04)
Special Items:
Special charges	0.02	—
Revision of estimated special charges	—	(0.02)
Loss on aircraft sale leaseback transaction	0.10	—
Unrealized (gain) loss on fuel hedging instruments, net	(1.35)	0.07

Diluted income (loss) per share, as adjusted for special items	$(0.30)	$0.01

Basic shares (in thousands)	36,152	35,851
Diluted shares (in thousands)	36,152	35,851

Notes:

(1)	The first quarter of 2005 includes $0.8 million of special charges related to the final Boeing 737-200 aircraft which was removed from service in January 2005.

(2)	The first quarter of 2004 includes a credit of $0.6 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft.

(3)	The first quarter of 2005 includes a $3.7 million loss on the sale and leaseback of one new Airbus A320 aircraft acquired during the period.

(4)	The first quarter of 2005 includes a $48.9 million unrealized gain and the 2004 period includes a $2.5 million unrealized loss, resulting from mark-to-market accounting for changes in the fair value of the Company’s fuel hedging instruments.

America West Holdings Corporation
First Quarter 2005 Financial Results / 8

Reconciliation of Airline Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended
	March 31, 2005	March 31, 2004
	(in thousands)
Total operating expenses	$671,697	$633,272
Less: Express expenses	(110,826)	(73,302)

Total mainline operating expenses	560,871	559,970
Special Items:
Special charges	(811)	—
Revision of estimated special charges	—	600
Unrealized gain (loss) on fuel hedging instruments, net	48,948	(2,496)
Loss on aircraft sale leaseback transaction	(3,735)	—

Operating expenses, excluding special items	605,273	558,074
Fuel expense	(151,863)	(114,212)
Realized gains on fuel hedging instruments, net	11,535	2,900

	(140,328)	(111,312)
Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$464,945	$446,762

	3 Months Ended	3 Months Ended
	March 31, 2005	March 31, 2004
	(in cents)
Operating cost per ASM	$7.68	$7.62
Special Items:
Special charges	(0.01)	—
Revision of estimated special charges	—	0.01
Unrealized gain (loss) on fuel hedging instruments, net	0.67	(0.03)
Loss on aircraft sale leaseback transaction	(0.05)	—

Operating cost per ASM, excluding special items	8.29	7.60
Fuel expense	(2.08)	(1.55)
Realized gains on fuel hedging instruments, net	0.16	0.04

	(1.92)	(1.51)
Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$6.37	$6.09

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First Quarter 2005 Financial Results / 9

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)
(unaudited)

	March 31, 2005	December 31, 2004
Assets
Current assets
Cash equivalents and short-term investments	$233,710	$275,742
Restricted cash	—	41,264
Other current assets, net	420,491	307,971

Total current assets	654,201	624,977

Property and equipment, net	675,751	656,535
Other assets
Investments in debt securities	20,000	30,000
Restricted cash	91,548	72,091
Other assets	138,900	91,661

Total assets	$1,580,400	$1,475,264

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$117,965	$154,658
Other liabilities	647,920	510,058

Total current liabilities	765,885	664,716

Long-term debt, less current maturities	593,713	640,190
Deferred credits and other noncurrent liabilities	150,672	133,911
Stockholders’ equity	70,130	36,447

Total liabilities and stockholders’ equity	$1,580,400	$1,475,264